Exhibit 99.1

Dragonfly Energy Reports Third Quarter 2024 Financial and Operational Results

RENO, NEVADA (November 14, 2024) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), maker of Battle Born Batteries® and an industry leader in energy storage, today reported its financial and operational results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

●	Net Sales were $12.7 million, compared to $15.9 million in Q3 2023

●	Gross Profit was $2.9 million, compared to $4.6 million in Q3 2023

●	Operating Expenses were $(8.9) million, compared to $(10.5) million in Q3 2023

●	Net Loss of $(6.8) million, compared to Net Loss of $(10.0) million in Q3 2023

●	Diluted Net Loss per share was $(0.11), compared to Net Loss of $(0.17) per share in Q3 2023

●	EBITDA was $(0.8) million, compared to $(5.7) million in Q3 2023

●	Adjusted EBITDA was $(5.5) million, compared to $(4.6) million in Q3 2023

Operational and Business Highlights

●	Completed a pilot demonstration of methane reduction power solutions for the oil & gas industry.

●	Launched Dragonfly IntelLigence smart battery technology for the heavy-duty trucking industry, providing real-time system monitoring and app-based connectivity for fleets and drivers.

●	Dragonfly Energy’s Battle Born Batteries are now available through Keystone Automotive Operations, a leading distributor in the automotive, RV, and marine sectors.

“We remain committed to advancing lithium-ion battery innovation despite challenging economic conditions,” said Dr. Denis Phares, Chief Executive Officer of Dragonfly Energy. “Our strategic expansion into the heavy-duty trucking and oil & gas industries, paired with advancements like our Dragonfly IntelLigence technology, showcase our resilience and vision. We believe these efforts are building a strong foundation for long-term growth, enabling us to diversify and strengthen partnerships while positioning us for future success.”

Third Quarter 2024 Financial and Operating Results

Third quarter 2024 Net Sales were $12.7 million, compared to $15.9 million in the third quarter of 2023. This decrease was primarily due to lower direct-to-consumers (“DTC”) battery sales offset by higher original equipment manufacturers (“OEM”) battery and accessory, sales and licensing revenue. For the third quarter 2024, DTC Net Sales decreased by $5.2 million, compared to $10.3 million in the third quarter of 2023 due to decreased customer demand for Dragonfly Energy’s products due to rising interest rates and inflation. OEM Revenue increased by $1.8 million, compared to $5.6 million in the third quarter of 2023. The Company believes this increase may be attributable to a recovering RV market, the implementation of the Company’s smart battery technology product line, and Dragonfly Energy beginning to penetrate the heavy-duty trucking market.

Third quarter 2024 Gross Profit was $2.9 million, compared to $4.6 million in the third quarter of 2023.

General and Administrative Expenses in the third quarter of 2024 were $(8.9) million, compared to $(10.5) million in the third quarter of 2023. The decrease was primarily driven by reduced headcount, lower shipping costs, lower legal costs, and lower overall stock-based compensation costs.

Total Other Expense in the third quarter of 2024 was $(0.8) million, compared to Total Other Expense of $(4.1) million in the third quarter of 2023. Other Expense of $(0.8) million in the quarter ended September 30, 2024 is comprised primarily of interest expense of $5.6 million related to our debt securities offset by a positive change in the fair market value of warrant liability in the amount of $4.9 million.

The Company had a Net Loss of $(6.8) million, or $(0.11) per diluted share in the third quarter of 2024, compared to Net Loss of $(10.0) million or $(0.17) per diluted share in the third quarter of 2023. This result was driven by lower sales partially offset by lower cost of goods sold, and lower operating expenses, and a decrease in other income (due to the change in fair market value of the Company’s warrant liability).

EBITDA in the third quarter of 2024 was $(0.8) million, compared to $(5.7) million in the third quarter of 2023.

In the third quarter of 2024, Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of the Company’s warrant liability, and other one-time expenses, was a $(5.5) million, compared to a $(4.6) million for the third quarter of 2023.

The Company ended the third quarter of 2024 with $8.0 million in cash, up from $4.7 million that was available as of the quarter ended June 30, 2024.

The Company’s $150 million equity line of credit remains effectively unutilized. The Company believes that it controls appropriate levers to manage its liquidity position and enable it to execute on plans to enter new markets, take advantage of new opportunities, and continue research and development efforts.

Q4 2024 Outlook

The Company believes that the RV market continues to recover, though at a slower pace than previously anticipated. The Company believes its entry into the heavy-duty trucking market has been successful, and the Company has seen growth in the customer base, though conversion into purchase orders has lagged timeline expectations.

Q4 2024 Guidance

●	Net Sales are expected to range between $13.5 - $14.0 million

●	Gross Margin is expected to be in the range of 22.0% - 25.0%

●	Operating Expenses are expected to be in a range of $(5.5) - $(6.5) million

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its third quarter 2024 financial and operational results this afternoon, Thursday, November 14, 2024, at 5:00 pm E.T. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. The call can also be accessed live via telephone by dialing (646) 564-2877, toll-free in North America (800) 549-8228, or for international callers +1 (289) 819-1520, and referencing conference ID: 64729. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit www.dragonflyenergy.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for 2024, results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: improved recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid state cells as well as to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to timely achieve the anticipated benefits of its licensing arrangement with Stryten Energy LLC; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the Company’s ability to maintain the listing of its common stock and public warrants on the Nasdaq Capital Market; the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Caldwell Bailey, ICR, Inc.

DragonflyIR@icrinc.com

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of
	September 30, 2024	December 31, 2023
Current Assets
Cash and cash equivalents	$8,019	$12,713
Accounts receivable, net of allowance for credit losses	3,727	1,639
Inventory	24,013	38,778
Prepaid expenses	734	772
Prepaid inventory	1,746	1,381
Prepaid income tax	345	519
Other current assets	753	118
Total Current Assets	39,337	55,920
Property and Equipment
Property and Equipment, Net	23,716	15,969
Operating lease right of use asset	20,383	3,315
Other assets	445	0
Total Assets	$83,881	$75,204
Current Liabilities
Accounts payable	$10,128	$10,258
Accrued payroll and other liabilities	8,672	7,107
Accrued tariffs	1,881	1,713
Customer deposits	189	201
Deferred revenue, current portion	1,000	-
Uncertain tax position liability	91	91
Notes payable, current portion, net of debt issuance costs	24,398	19,683
Operating lease liability, current portion	2,867	1,288
Financing lease liability, current portion	38	36
Total Current Liabilities	49,264	40,377
Long Term Liabilities
Deferred revenue, net of current portion	3,833	-
Warrant liabilities	7,714	4,463
Accrued expenses, long-term	-	152
Operating lease liability, net of current portion	23,330	2,234
Financing lease liability, net of current portion	37	66
Total Long-Term Liabilities	34,914	6,915
Total Liabilities	84,178	47,292

Stockholders’ (Deficit) Equity
Preferred stock, 5,000,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-

Common stock, 250,000,000 shares at $0.0001 par value, authorized, 62,767,982 and 60,260,282 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	6	6

Additional paid in capital	72,009	69,445
Accumulated deficit	(72,312)	(41,539)
Total Stockholders’ (Deficit) Equity	(297)	27,912
Total Liabilities and Stockholders’ (Deficit) Equity	$83,881	$75,204

 Dragonfly Energy Holdings Corp.

    Unaudited Condensed Interim Consolidated Statement of Operations

For the Three Months Ended September 30,

(in thousands, except share and per share data)

	2024	2023
Net Sales	$12,720	$15,889

Cost of Goods Sold	9,850	11,291

Gross Profit	2,870	4,598

Operating Expenses
Research and development	1,631	1,385
General and administrative	4,361	6,005
Selling and marketing	2,904	3,083

Total Operating Expenses	8,896	10,473

Loss From Operations	(6,026)	(5,875)

Other Income (Expense)
Interest expense, net	(5,615)	(3,987)
Other Expense	(13)	-
Change in fair market value of warrant liability	4,875	(145)
Total Other (Expense)	(753)	(4,132)

Net Loss Before Taxes	(6,779)	(10,007)

Income Tax (Benefit) Expense	-	-

Net Loss	$(6,779)	$(10,007)

Net Loss Per Share - Basic & Diluted	$(0.11)	$(0.17)
Weighted Average Number of Shares - Basic & Diluted	62,328,555	58,736,013

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

For the Nine Months Ended September 30,

(in thousands)

	2024	2023
Cash flows from Operating Activities
Net Loss	$(30,773)	$(17,131)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Stock based compensation	256	946
Amortization of debt discount	4,490	995
Change in fair market value of warrant liability	(3,130)	(19,182)
Non-cash interest expense (paid-in-kind)	6,590	3,738
Provision for credit losses	40	147
Depreciation and amortization	991	909
Amortization of right of use assets	1,585	898
Loss on disposal of property and equipment	-	116
Changes in Assets and Liabilities
Accounts receivable	(2,128)	(3,039)
Inventories	14,765	7,939
Prepaid expenses	38	801
Prepaid inventory	(365)	(72)
Other current assets	(635)	149
Other assets	(445)	-
Income taxes payable	174	(4)
Accounts payable and accrued expenses	(1,657)	343
Accrued tariffs	168	300
Deferred revenue	4,833	-
Customer deposits	(12)	(21)
Total Adjustments	25,558	(5,037)
Net Cash Used in Operating Activities	(5,215)	(22,168)

Cash Flows From Investing Activities
Purchase of property and equipment	(1,691)	(6,507)
Net Cash Used in Investing Activities	(1,691)	(6,507)

(Continued)
Cash Flows From Financing Activities
Proceeds from public offering	1,823	21,640
Payment of public offering costs	(118)	-
Proceeds from public offering (ATM), net	-	671
Proceeds from note payable, related party	2,700	1,000
Repayment of note payable, related party	(2,700)	(1,000)
Repayment of note payable		(5,275)
Proceeds from exercise of public warrants	-	747
Proceeds from exercise of options	4	359
Proceeds from exercise of Investor Warrants		546
Net Cash Provided by Financing Activities	1,709	18,688

Net Decrease in Cash and cash equivalents	(5,197)	(9,987)
Cash and cash equivalents - beginning of period	12,713	17,781
Cash and cash equivalents - end of period	$7,516	$7,794

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	-	237
Cash paid for interest	$4,782	$4,361
Supplemental Non-Cash Items
Purchases of property and equipment, not yet paid	$2,460	$53
Recognition of right of use asset obtained in exchange for operating lease liability	$18,653	$-
Recognition of leasehold improvements obtained in exchange for operating lease liability	$4,683	$-
Recognition of warrant liability	$6,381	$13,762
Settlement of accrued liability for employee liability for employee stock purchase plan	$112	$-
Non-cash impact of cash exercise of liability classified warrants	$-	$617
Cashless exercise of liability classified warrants	$-	$12,629

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by EBITDA adjusted to exclude stock-based compensation expense and changes in fair market value of warrant liabilities.

The Company has included Adjusted EBITDA because it is a key measure used by Dragonfly’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. As such, the Company believes Adjusted EBITDA is helpful in highlighting trends in the ongoing core operating results of the business.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table presents reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

Dragonfly Energy Holdings Corp.

For the Three Months Ended September 30

(in thousands, except share and per share data)

	2024	2023

Net (Loss)	$(6,779)	$(10,007)
Interest Expense	5,615	3,987
Depreciation and Amortization	327	316
EBITDA	$(837)	$(5,704)

Adjusted for:
Stock Based Compensation	256	946
Change in fair market value of warrant liability	(4,875)	145
Adjusted EBITDA	$(5,456)	$(4,613)

Source: Dragonfly Energy Holdings Corp.